Exhibit 99.1

Ebix Announces Second Quarter Fiscal Year 2021 Financial Results

JOHNS CREEK, GA – August 9, 2021 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries today announced the following results for the quarter ended June 30, 2021:

•	Revenues of $246.3 million

•	GAAP operating income of $27.3 million and Non-GAAP operating income of $33.9 million

•	GAAP Diluted EPS of $0.51 and Non-GAAP diluted EPS of $0.76

Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

“Q2 2021 was severely impacted by the second wave of COVID-19, with most of Brazil and India coming to almost a standstill for two months. This impacted our revenues not only in these two countries but the United States too, as we experienced an acute shortage of personnel to execute business in hand. Our bank interest costs sequentially were higher by $3.3 million in Q2 2021 on lower bank debt than in Q1 2021. We had to restore software developer salaries back from the cuts we had put in place last year, while COVID-19 continued to impact our business.” Robin Raina, President & CEO, Ebix Inc. said, “Considering that, I am pleased that we still delivered a quarter with $246.3 million of revenues and $27.3 million of operating income. This speaks to the fundamental resilience of our business.”

Ebix delivered the following results for the second quarter of 2021:

Revenue: Q2 2021 revenue increased 121% to $246.3 million compared to $111.3 million in Q2 2020. Excluding revenues from the foreign exchange, travel, e-learning, and remittance businesses that have been impacted the most by COVID-19, Q2 2021 revenues grew 125% as compared to Q2 2020.

Out of 11 P&L geographies worldwide, revenues grew in nine regions by double digits or more, while declining in two regions. Despite COVID-19, insurance revenues outside the U.S. grew by a healthy 16% year over year to $19.1 million in the quarter, offset by a 10% year-over-year decline in the U.S.. Sequentially, U.S. insurance revenues were essentially flat as compared to Q1 2021. International revenues increased 200% year over year.

Exchanges, including the EbixCash and our worldwide insurance exchanges, continued to be Ebix’s largest channel, accounting for 94% of Q2 2021 revenues.

(dollar amounts in thousands)
Channel	Q2 2021	Q2 2020	Change
EbixCash Exchanges	$189,947	$53,240	+257%

Insurance Exchanges	41,916	42,959	-2%

RCS	14,459	15,113	-4%

Total Revenue	$246,322	$111,312	+121%

Total Revenue on Constant Currency Basis	$240,003	$111,312	+116%

Operating Income and Operating Cash: GAAP Operating income for Q2 2021 of $27.3 million decreased 13% sequentially from $31.2 million in Q1 2021 and decreased 14% year-over-year as compared to $31.9 million in Q2 2020, primarily due to the severe impact of the second wave of COVID-19 in April and May 2021. During Q2 2020, the Company reduced compensation levels for many of its employees in the most negatively COVID-19 impacted business areas. The Company reversed the vast majority of 2020’s salary adjustments in Q2 2021 and offered salary increases to all software development staff, resulting in an year-over-year increase of approximately $4.1MM in personnel-related costs. These steps were taken to retain and motivate our employee base to support the expected growth in business as the effects of COVID-19 subside over the next few months.

Non-GAAP operating income for Q2 2021 was $33.9 million.

Cash generated from operations in Q2 2021 was $13.1 million, as compared to $28.8 million in Q2 2020 and $8.6 million in Q1 2021. The cash flows reflected the impact of the second wave of COVID-19 on receivable collections, as the majority of India and Brazil were in a complete shut down mode during the months of April and May 2021.

Earnings per Share: Q2 2021 GAAP diluted earnings per share was at $0.51 as compared to $0.76 in Q2 2020. The drop was due to a number of extra-ordinary items detailed out in the GAAP to Non-GAAP reconciliation table below. Additionally, in Q2 2020 the Company decreased its contingent acquisition earn out accrual by $3.3 million, which served to reduce general and administrative expenses in Q2 2020. No such adjustment was made in Q2 2021.

Non-GAAP diluted earnings per share for Q2 2021 was $0.76.

Net Income: Q2 2021 GAAP net income decreased 33% to $15.7 million compared to $23.5 million in Q2 2020. The Q2 2021 non-GAAP net income was $23.5 million.

Q2 2021 Diluted Share Count: As of today, Ebix expects its diluted share count for Q3 2021 to be approximately 30.8 million.

Dividend: Ebix paid its regular quarterly dividend of $0.075 per share in Q2 2021 for a total cost of $2.3 million.

“We feel good about the pace at which we are moving towards a prospective EbixCash IPO. We recently announced the addition of a number of independent leading luminaries from the field of Economics, Education, Regulatory and Banking sectors to the EbixCash Board. The 3-year audit by two audit firms, leading to the Draft Red Herring Prospectus (DRHP) are in process at present.” Ebix Chairman, President and CEO Robin Raina said. “We are targeting the IPO in January or February of 2022, with a DRHP being filed in October or November of 2021.”

“Ebix continues to weather the COVID-19 storm, but has a very positive view of how this company will perform whenever global life normalizes for businesses and individuals. We intend to focus on maximizing cash flows in the coming quarters and will use those cash flows to both invest in our businesses and reduce our total debt over time. We are also actively engaged in addressing the strategic goal of refinancing our current primary corporate debt capital to a structure that aligns Ebix’s strategic goals with both a structure and investor base that will enable us to optimize the growth and performance of Ebix over time.” Steve Hamil, EVP and CFO said. “We look forwad to sharing more details with our stakeholders in the coming months.”

Reconciliation of GAAP operating income, net income and diluted earnings per share to non-GAAP operating income, net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Q2 2021

	Net Income	Diluted EPS
Q2 2021 GAAP Net Income	$15,721	$0.51
Q2 2021 GAAP Operating Income	$27,265

Non-GAAP Adjustments:
Amortization of Intangibles (1)	$2,757	$0.09
Stock-Based Compensation (1)	$1,359	$0.04
One-time Legal and Professional Services Costs (2)	$1,260	$0.04
Employee related one-time costs (3)	$1,250	$0.04
Non-recurring non-operating expense (4)	$1,253	$0.04
Income Tax Effects of Non–GAAP Adjustments (5)	($136)	($0.0)

Total Non-GAAP Adjustments (Operating Income)	$6,626
Total Non-GAAP Adjustments (Net Income)	$7,743	$0.25

Second Quarter 2021 Non-GAAP Net Income	$23,464	$0.76
Second Quarter 2021 Non-GAAP Operating Income	$33,891

(1)	Adjustments related to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2)	Non-recurring legal and professional services costs recorded during the period for GAAP purposes.
(3)	Non-recurring employee related costs in Q2 2021.
(4)	Non-recurring non-operating expense that is unrelated to any operating activities.
(5)	Non-GAAP adjustment is based on the Q2 2021 effective tax rate, which reflects currently available information and could be subject to change.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP net income, non-GAAP operating income and non-GAAP diluted earnings per share. Non-GAAP operating income , non-GAAP net income and non-GAAP diluted earnings per share from operations exclude amortization of intangibles, stock-based compensation, as well as certain non-recurring expenses that are not associated with our ongoing operating business activities.

Ebix believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Ebix’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Ebix urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Details:

Call Date/Time:	Monday, August 9, 2021 at 11:00 a.m. EST

Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 6093467

Live Audio Webcast:	www.ebix.com/webcast

Audio Replay URL:	www.ebix.com/result_21_Q2 after 2:00 p.m. EDT on August 9th

About Ebix, Inc.

With 150+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service (“SaaS”) enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a “Phygital” strategy that combines over 320,000 physical distribution outlets in India and Association of Southeast Asian Nations (“ASEAN”) countries, to an omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in the areas of domestic and international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, software solutions for lending, wealth management, travel, bus exchanges and insurance in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 13 international airports, combined conducting over $4.8 billion in gross transaction value per year (pre-COVID-19). EbixCash’s inward remittance business in India processes approximately $5 billion in gross annual remittance volume (pre-COVID-19) and is the clear market leader. EbixCash Travel is also one of Southeast Asia’s leading travel exchanges with over 200,000 agents, 25 branches and over 9,800 corporate clients, combined processing an estimated $2.5 billion in gross merchandise value per year (pre-COVID-19).

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange

Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in India, Australia and Asia, Latin America and Europe wherein we have significant and/or growing operations); fluctuations in the equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; ability to secure additional financing to support capital requirements; credit facility provisions that could materially restrict our business; costs and effects of litigation, investigations or similar matters that could affect our business, operating results and financial condition; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating revenue	$246,322	$111,312	$536,375	$249,188

Operating expenses:
Cost of services provided	178,203	49,093	398,561	106,550
Product development	10,142	8,338	19,687	17,755
Sales and marketing	3,392	3,458	7,219	7,262
General and administrative, net	23,335	15,464	44,672	44,708
Amortization and depreciation	3,985	3,109	7,785	6,750

Total operating expenses	219,057	79,462	477,924	183,025

Operating income	27,265	31,850	58,451	66,163
Interest income	17	29	25	83
Interest expense	(10,462)	(7,147)	(18,541)	(16,384)
Non-operating (loss) income	(1,253)	118	(1,254)	99
Foreign currency exchange gain (loss)	9	91	(616)	709

Income before income taxes	15,576	24,941	38,065	50,670
Income tax expense	(627)	(1,677)	(1,829)	(2,961)

Net income including noncontrolling interest	14,949	23,264	36,236	47,709
Net loss attributable to noncontrolling interest	(772)	(211)	(1,076)	(489)

Net income attributable to Ebix, Inc.	$15,721	$23,475	$37,312	$48,198

Basic earnings per common share attributable to Ebix, Inc.	$0.51	$0.77	$1.22	$1.58

Diluted earnings per common share attributable to Ebix, Inc.	$0.51	$0.76	$1.21	$1.57

Basic weighted average shares outstanding	30,581	30,504	30,570	30,490

Diluted weighted average shares outstanding	30,713	30,708	30,712	30,696

Ebix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30, 2021	December 31, 2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$85,069	$105,035
Receivables from service providers	13,303	4,711
Short-term investments	13,866	25,019
Restricted cash	8,440	8,519
Fiduciary funds - restricted	2,580	4,106
Trade accounts receivable, less allowances of $19,439 and $22,691, respectively	142,360	142,847
Other current assets	81,386	71,661

Total current assets	347,004	361,898

Property and equipment, net	53,171	52,521
Right-of-use assets	11,954	12,372
Goodwill	942,062	949,037
Intangibles, net	51,310	50,880
Indefinite-lived intangibles	16,647	21,647
Capitalized software development costs, net	20,657	19,389
Deferred tax asset, net	65,943	63,402
Other assets	37,476	38,707

Total assets	$1,546,224	$1,569,853

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$54,677	$64,764
Payables to service agents	4,127	5,281
Accrued payroll and related benefits	10,401	11,792
Working capital facility	9,704	16,643
Fiduciary funds - restricted	2,580	4,106
Short-term debt	729	894
Current portion of long term debt and financing lease obligations, net of deferred financing costs of $1,493 and $920, respectively	24,969	23,621
Contract liabilities	35,399	32,898
Lease liability	3,249	3,905
Other current liabilities	30,868	27,486

Total current liabilities	176,703	191,390

Revolving line of credit	439,402	439,402
Long term debt and financing lease obligations, less current portion, net of deferred financing costs of $881 and $1,062, respectively	199,052	232,140
Contingent liability for accrued earn-out acquisition consideration	2,560	—
Contract liabilities	7,647	8,033
Lease liability	8,790	8,540
Deferred tax liability, net	1,358	1,235
Other liabilities	28,909	29,009

Total liabilities	864,421	909,749

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—

Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,558,061 issued and outstanding, at June 30, 2021, and 30,515,334 issued and outstanding at December 31, 2020	3,058	3,052
Additional paid-in capital	13,718	11,126
Retained earnings	732,974	700,304
Accumulated other comprehensive loss	(113,996)	(101,503)

Total Ebix, Inc. stockholders’ equity	635,754	612,979
Noncontrolling interest	46,049	47,125

Total stockholders’ equity	681,803	660,104

Total liabilities and stockholders’ equity	$1,546,224	$1,569,853

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$37,312	$48,198
Net loss attributable to noncontrolling interest	(1.076)	(489)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	7,785	6,750
(Benefit) provision for deferred taxes	(3,175)	225
Share based compensation	2,717	2,253
Benefit for doubtful accounts	(2,815)	(50)
Amortization of right-of-use assets	2,507	3,257
Amortization of capitalized software development costs	1,647	1,670
Reduction of acquisition accruals	—	(3,308)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	2,025	14,190
Receivables from service providers	(8,592)	12,381
Payables to service agents	(1,154)	(7,802)
Other assets	(10,489)	(1,260)
Accounts payable and accrued expenses	(9,469)	(8,004)
Accrued payroll and related benefits	(1,318)	2,130
Contract liabilities	2,182	(306)
Lease liabilities	(264)	(3,008)
Reserve for potential uncertain income tax return positions	334	206
Other liabilities	3,503	(8,634)

Net cash provided by operating activities	21,660	58,399

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(5,170)
Capitalized software development costs	(3,106)	(3,257)
Maturities (purchases) of unrestricted marketable securities, net	11,250	(27,301)
Capital expenditures	(1,705)	(757)

Net cash provided by (used in) investing activities	6,439	(36,485)

Cash flows from financing activities:
Proceeds from revolving line of credit, net	—	1,364
Principal payments of term loan obligation	(31,297)	(9,414)
Proceeds from the exercise of stock options	—	636
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(119)	(1,841)
Dividend payments	(4,642)	(4,605)
Payments of debt obligations	(149)	(119)
Payments of working capital facility, net	(6,886)	(19,763)
Payments of financing lease obligations	(48)	(113)

Net cash used in financing activities	(43,141)	(33,855)

Effect of foreign exchange rates on cash	(4,806)	(10,030)

Net change in cash and cash equivalents, and restricted cash	(19,848)	(21,971)
Cash and cash equivalents, and restricted cash at the beginning of the period	120,213	111,369

Cash and cash equivalents, and restricted cash at the end of the period	$100,365	$89,398

Supplemental disclosures of cash flow information:
Interest paid	$14,065	$15,434
Income taxes paid	$12,073	$2,096